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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                           --------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): December 31, 2007

                           --------------------------

                      INTEGRATED HEALTHCARE HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                           --------------------------

            NEVADA                        0-23511               87-0573331
(State or Other Jurisdiction of        (Commission           (I.R.S. Employer
Incorporation or Organization)         File Number)         Identification No.)

                            1301 NORTH TUSTIN AVENUE
                           SANTA ANA, CALIFORNIA 92705
               (Address of Principal Executive Offices) (Zip Code)

                                 (714) 953-3503
                        (Registrant's telephone number,
                              including area code)

         (Former Name or Former Address, if Changed Since Last Report)

                           --------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17
CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

         (b) and (e) On December 31, 2007, Integrated Healthcare Holdings, Inc. (the Company) entered into a Severance Agreement With Mutual Releases ("Severance Agreement") and a Consulting Agreement with Larry B. Anderson, President of the Company. Under the Severance Agreement, Mr. Anderson terminated his employment as President of the Company by mutual agreement, effective December 31, 2007.

         Under the Severance Agreement, Mr. Anderson will receive consideration currently valued at approximately $465,000. The Company will pay Mr. Anderson compensation equivalent to fourteen (14) equal monthly installments. The amount of each monthly installment shall be the sum of Mr. Anderson's base monthly salary, net of required deductions, plus the monthly value of his health and dental insurance, plus the monthly value of his automobile allowance. The schedule of payments is as follows: (i) one (1) lump sum payment equivalent to eight (8) monthly installments within one (1) business day after Mr. Anderson's 7-day right to revoke the Severance Agreement has expired, and (ii) the remaining six (6) equal installments shall be paid to him on or before the first business day of each month, commencing on September 1, 2008. In addition, the Company will pay a year end (December 31, 2007) bonus of $30,000 to Mr. Anderson, which is payable within one (1) business day after the 7-day right to revoke expires. The Severance Agreement also includes mutual releases, specific waivers and releases, nondisclosure of confidential information, return of property, future cooperation, non-disparagement, and general provisions customary in such agreements.

         Under the terms of the Consulting Agreement, which is effective from January 1, 2008 through June 30, 2008, the Company will pay Mr. Anderson $180,000 consisting of one (1) payment of $60,000 payable within one (1) business day after the 7-day right to revoke the aforementioned Severance Agreement has expired and four (4) equal monthly installments of $30,000 each, commencing April 1, 2008, with the last payment due on July 1, 2008. As additional compensation for special projects, such as his services relating to the proposed acquisition of Anaheim Memorial Medical Center (AMMC) by the Company, Mr. Anderson is entitled to receive 0.5% of the total value of the purchase, minus $30,000, or an estimated $310,000 if the acquisition of AMMC is consummated at the currently proposed price. The Consulting Agreement will terminate if Mr. Anderson exercises his 7-day right to revoke the aforementioned Severance Agreement. The Consulting Agreement contains other provisions customary to such agreements.

         Mr. Anderson's agreements are furnished as exhibits to this Report. The preceding description of the agreements should be read in conjunction with the exhibits filed herewith.

         (c) The Company's Board of Directors appointed Bruce Mogel, the Company's current Chief Executive Officer (principal executive officer), to also serve as the Company's President, commencing on the effective date of the Severance Agreement with Larry B. Anderson, or December 31, 2007. No additional consideration to Mr. Mogel was approved by the Board at this time.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

      (d)   Exhibits


EXHIBIT
NUMBER                            DESCRIPTION

99.1        Severance Agreement with Mutual Releases of Larry B. Anderson, as of December 31, 2007.

99.2        Consulting Agreement of Larry B. Anderson, as of December 31, 2007.


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                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2008

                                    INTEGRATED HEALTHCARE HOLDINGS, INC.

                                    By: /s/ Steven R. Blake
                                        -----------------------------------
                                        Steven R. Blake
                                        Chief Financial Officer


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